Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Angela Salsman
ARI Network Services
Phone: (414) 973-4331
Email: salsman@arinet.com

ARI ANNOUNCES THIRD QUARTER RESULTS

Company posts strong growth in earnings

Milwaukee, Wis., June 14, 2011 – ARI (OTCBB:ARIS), a leading provider of technology-enabled solutions that help dealers, distributors and manufacturers in selected vertical markets increase revenue and reduce costs, today reported results for its third quarter ended April 30, 2011.

The Company posted a significant increase in operating income, net income and earnings per share, as well as organic growth in revenue during the third quarter of fiscal 2011.

Operations Review

"We have made significant progress toward our goals for fiscal 2011 and our third quarter operating results reflect our success as we have achieved organic revenue growth, and increased operating income, net income and earnings per share," said Roy W. Olivier, President and Chief Executive Officer of ARI.  "We believe the continued successful execution of the key strategies outlined in our Fiscal 2010 Annual Report is reflected in the significant year over year increase in operating cash flow, which we used to pay down more than $500,000 on our line of credit, while continuing to invest in our product development and technology infrastructure.  We are working on several new product enhancements expected to be released in the upcoming quarter, which we anticipate will increase future revenues for the Company.  We completed the second stage of our data center consolidation plan to create one Tier III hosted facility, as we moved our Bethlehem, PA and Cypress, CA data centers to Madison, WI.  As we continue to execute on our strategies to drive innovation and efficiency, we anticipate additional improvements in our financial results for the remainder of fiscal 2011,” added Olivier.

Summary of Financial Results

For the third fiscal quarter ended April 30, 2011:

•	Cash flow from operations was $862,000, compared to $950,000 for the same period last year.

•	Net cash used in financing activities to pay down its debt was $720,000, versus $38,000 for the same period last year.

•	Total revenues were $5.4 million, which were in line with last year.

•	Operating income was $675,000, a 127% increase over the same period last year.

•	Net income increased to $541,000, or $0.07 per share, compared to $26,000, or $0.00, per share for the third quarter of fiscal 2010.

ARI Announces Third Quarter Results

For the nine months ended April 30, 2011:

•	The Company generated cash flow from operations of $2.2 million versus $1.1 million last year.

•	Net cash used in financing activities to pay down debt was $676,000 versus net cash provided by financing activities of $611,000 last year.

•	Net revenues were $15.9 million, a 1% decline from last year.

•	Operating income increased 9% to $1.4 million, compared to $1.3 million last year.

•	Net income increased 110% to $763,000, or $0.10 per share compared to $364,000, or $0.05 per share, last year.

“We continued to see an increase in our monthly recurring revenue, or MRR, which is the most important financial driver of our business,” commented Darin R. Janecek, Chief Financial Officer of ARI.  “Due to continued focus on organic growth in our core catalog and website services, through new enhancements and product releases, we realized a 4% increase in our third quarter recurring revenues over the same period last year.  We also experienced improvements in our customer “churn” rates, which contributed to a 14% year over year increase in our third quarter website recurring revenue.  We anticipate continued improvements in the financial condition of our business as a result of investing in product development and driving efficiencies throughout the organization,“  continued Janecek.

For additional information please refer to ARI’s quarterly report on Form 10-Q for the third quarter ended April 30, 2011, filed with the SEC on June 14, 2011.

About ARI

ARI (OTCBB:ARIS) is a leading provider of technology‐enabled solutions that help dealers, distributors and manufacturers worldwide increase revenues and reduce costs.  We deliver our products and services, which include electronic parts catalogs, websites, and lead management solutions, to an estimated 18,000 equipment dealers, 125 manufacturers, and 150 distributors in more than 100 countries worldwide.  Our dealer, manufacturer, and distributor customers are focused in about a dozen vertical markets, with a core emphasis on outdoor power, power sports (including motorcycles), marine, recreation vehicles, and appliances.  For more information on ARI, please visit the Company's website at www.arinet.com.

Third Quarter Earnings Conference Call

ARI’s third quarter fiscal 2011 earnings release conference call is scheduled for Tuesday June 14, 2011 at 4:30 PM U.S. Eastern Time.  To participate in the conference call, please dial-in at least five minutes prior to the start time at 800.243.6403 and enter the pass code 817144.

A replay of this conference call will be available at the investor relations portion of ARI’s website after 8:00 PM eastern time on June 15, 2011.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flow. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10-K for fiscal year ended July 31, 2010, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

ARI Announces Third Quarter Results

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	April 30	July 31
	2011	2010
Current Assets:
Cash and cash equivalents	$804	$938
Trade receivables, less allowance for doubtful accounts of $368 at April 30, 2011 and $565 at July 31, 2010	1,173	1,359
Work in Process	160	133
Prepaid expenses and other	597	481
Deferred income taxes	2,169	2,600
Total Current Assets	4,903	5,511
Equipment and leasehold improvements:
Computer equipment	2,247	1,883
Leasehold improvements	506	506
Software and equipment	2,165	1,970
	4,918	4,359
Less accumulated depreciation and amortization	3,109	2,433
Net equipment and leasehold improvements	1,809	1,926

Capitalized software product costs:
Amounts capitalized for software product costs	16,279	15,919
Less accumulated amortization	13,566	13,524
Net capitalized software product costs	2,713	2,395

Deferred income taxes	1,572	1,616
Other long term assets	295	63
Other intangible assets	2,220	2,827
Goodwill	5,439	5,439
Total Assets	$18,951	$19,777

ARI Announces Third Quarter Results

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	April 30	July 31
	2011	2010
Current liabilities:
Current borrowings on line of credit	$500	$1,025
Current portion of notes payable	745	-
Accounts payable	365	490
Deferred revenue	4,804	5,270
Accrued payroll and related liabilities	919	1,322
Accrued sales, use and income taxes	51	60
Other accrued liabilities	808	844
Current portion of capital lease obligations	129	192
Total Current Liabilities	8,321	9,203
Non-current liabilities
Notes payable (net of discount)	4,255	5,000
Long-term portion of accrued compensation	-	17
Capital lease obligations	244	338
Total Non-current Liabilities	4,499	5,355
Total liabilities	12,820	14,558

Shareholders' equity:
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at April 30, 2011 and July 31, 2010, respectively	-	-
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at April 30, 2011 and July 31, 2010, respectively	-	-
Common stock, par value $.001 per share, 25,000,000 shares authorized; 7,900,974 and 7,768,921 shares issued and outstanding at April 30, 2011 and July 31, 2010, respectively	8	8

Common stock warrants and options	1,074	983
Additional paid-in-capital	95,833	95,748
Accumulated deficit	(90,744)	(91,507)
Other accumulated comprehensive income	(40)	(13)
Total Shareholders' Equity	6,131	5,219
Total liabilities and shareholders' equity	$18,951	$19,777

ARI Announces Third Quarter Results

ARI Network Services, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except per Share Data)

	(Unaudited)		(Unaudited)
	Three months ended April 30		Nine months ended April 30
	2011	2010	2011	2010
Net revenue	$5,354	$5,352	$15,916	$16,123
Cost of revenue	1,095	1,120	3,348	3,044
Gross profit	4,259	4,232	12,568	13,079
Operating expenses:
Sales and marketing	946	1,261	3,172	3,595
Customer operations and support	834	812	2,545	2,468
Software development and technical support (net of capitalized software product costs)	351	245	1,127	1,076
General and administrative	1,011	1,206	3,091	3,374
Restructuring	-	-	-	76
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	442	411	1,259	1,232
Net operating expenses	3,584	3,935	11,194	11,821
Operating income	675	297	1,374	1,258
Other income (expense):
Interest expense	(192)	(153)	(596)	(442)
Gain on disposition of component of an entity	433	-	433	-
Other, net	2	11	8	8
Total other income (expense)	243	(142)	(155)	(434)
Income (loss) from continuing operations before provision for income tax	918	155	1,219	824
Income tax expense	(402)	-	(481)	(5)
Income from continuing operations	516	155	738	819
Discontinued operations, net of tax	25	(129)	25	(455)
Net income	$541	$26	$763	$364

Income from continuing operations per common share:
Basic	$0.07	$0.02	$0.10	$0.11
Diluted	$0.07	$0.02	$0.10	$0.11

Net income per common share:
Basic	$0.07	$0.00	$0.10	$0.05
Diluted	$0.07	$0.00	$0.10	$0.05